Exhibit 5.2

CONFIDENTIAL AND PRIVILEGED

Advocaten
Notarissen
Belastingadviseurs

To the Guarantor (as defined below)	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 19 May 2023 Our ref. M40514052/3/20750692/WT	F.J.M. Hengst E ferdinand.hengst@debrauw.com T +31 20 577 1956 F +31 20 577 1775

Re:

Dear Sir/Madam,

LyondellBasell Industries N.V. (the "Guarantor")
USD 500,000,000 5.625% Guaranteed Notes due 2033 (the "Notes")

1	Introduction

De Brauw Blackstone Westbroek N.V. ("De Brauw", "we", "us" and "our", as applicable) acts as Dutch legal adviser to the Guarantor in connection with the Notes and the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the transaction pursuant to the Agreements, and (iii) the correctness of any representation or warranty included in the Agreements.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

CONFIDENTIAL AND PRIVILEGED

3	Scope of Inquiry

We have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by the Guarantor;

(ii)	the form of the Notes, including the Guarantee as included in the Officer's Certificate;

(iii)	the Registration Statement, including the Base Prospectus and the Prospectus Supplement;

(iv)	the Base Indenture;

(v)	the Officer's Certificate signed by the Guarantor; and

(vi)	a draft of the Current Report.

(b)	A copy of:

(i)	the Guarantor's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	each Board Regulation; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	the Corporate Resolution;

(ii)	the Company Certificate; and

(iii)	the Guarantor CEO Confirmation.

(d)	A copy of the:

(i)	Power of Attorney; and

(ii)	2019 Power of Attorney.

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In addition, we have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the 2023 Trade Register Extract is up to date.

(f)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Guarantor is not included on any Sanctions List.

(g)	In relation to the Guarantor:

(i)	confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Guarantor is not registered as being subject to Insolvency Proceedings.

We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature or Electronic Signature is the genuine signature of the individual concerned.

(iii)	In relation to Electronic Signatures (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(iv)	Each confirmation referred to in paragraph 3 is true.

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(v)	Each Agreement has been signed by all parties, all Notes have been or will have been issued, and the Registration Statement and the Prospectus Supplement have been filed with the SEC, in the form referred to in this opinion.

(vi)	Each party validly entered into the Base Indenture.

(b)

(i)	All Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(c)

(i)	The Power of Attorney:

(A)	has been signed on behalf of the Guarantor expressed to be granting it by its managing directors in accordance with its articles of association; and

(B)	remains in force without modification;

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Guarantor under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(ii)	The Agreements have been signed on behalf of the Guarantor by one of its managing directors or by a person named as authorised representative in the Power of Attorney granted by it.

(d)

(i)	Any Notes offered to the public (aangeboden aan het publiek) in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

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(iii)	At the time when the Issuer disposed or disposes of the Notes in the context of the offer of the Notes, neither the Issuer nor the Guarantor possessed or possesses inside information (voorwetenschap) in respect of the Issuer or the Guarantor or the trade in the Notes.

(e)	The Issuer is a wholly owned subsidiary of the Guarantor.

(f)	The Issuer does not qualify as a bank (bank) within the meaning of the Wft.

(g)	Each trust party to the Indenture is a trust to which the Trust Convention applies.

5	Opinion

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

(a)	The Guarantor has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Guarantor has the corporate power to enter into and perform the Agreements.

(ii)	The Guarantor has taken all necessary corporate action to authorise its entry into and performance of the Agreements.

(iii)	The Guarantor has validly signed the Agreements and the Officer's Certificate.

(c)	The Guarantor's entry into and performance of the Agreements do not violate Dutch law or its articles of association.

6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

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(b)	Performance of an Agreement in violation of the Sanction Act 1977 (Sanctiewet 1977) will, and otherwise in violation of international sanctions may, violate Dutch law.

(c)	To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(d)	If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person's obligations and any other legal act having a similar effect) is not in the entity's interest, the act may (i) exceed the entity's corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity's interest.

(e)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

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(f)	The recognition of each trust party to the Indenture as a trust is subject to the Trust Convention.

(g)	We do not express any opinion on:

(i)	the validity, binding effect or enforceability of any Agreement, the Notes, the Current Report or the Registration Statement;

(ii)	tax matters;

(iii)	anti-trust, state-aid or competition laws;

(iv)	financial assistance;

(v)	sanctions laws;

(vi)	in rem matters; and

(vii)	any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Agreements or the transaction pursuant to the Agreements to which this opinion relates.

7	Reliance

(a)	This opinion is an exhibit to the Current Report and may be relied upon by Gibson, Dunn & Crutcher LLP for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Current Report and may not be relied upon for any purpose other than the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	De Brauw's liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw's professional liability insurance, increased by the applicable deductible (eigen risico);

(iii)	the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it;

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(iv)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(v)	the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw's terms and conditions of business.

(c)	The Guarantor may:

(i)	file this opinion as an exhibit to the Current Report; and

(ii)	refer to De Brauw giving this opinion under the heading "Item 9.01 Financial Statements and Exhibits" in the Current Report.

(d)	The previous sentence is no admittance from De Brauw that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst
Ferdinand Hengst

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Annex – Definitions

Part 1 – General

In this opinion:

"Agreements" is defined in part 3 (Issue Documents) of this Annex.

"Base Prospectus" is defined in part 3 (Issue Documents) of this Annex.

"Base Indenture" is defined in part 3 (Issue Documents) of this Annex.

"Board Regulations" is defined in part 2 (Guarantor) of this Annex.

"BW" means the Civil Code (Burgerlijk Wetboek).

"Company Certificate" is defined in part 2 (Guarantor) of this Annex.

"Corporate Resolutions" is defined in part 2 (Guarantor) of this Annex.

"De Brauw" means De Brauw Blackstone Westbroek N.V. and "we", "us" and "our" are to be construed accordingly.

"Dutch law" means the law directly applicable in the Netherlands.

"eIDAS Regulation" means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

"Electronic Signature" means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a BW.

"Guarantee" is defined in part 3 (Issue Documents) of this Annex.

"Guarantor" is defined in part 2 (Guarantor) of this Annex.

"Guarantor CEO Confirmation" is defined in part 3 (Issue Documents) of this Annex.

"Indenture" is defined in part 3 (Issue Documents) of this Annex

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

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"Issuer" means LYB International Finance III, LLC, with seat in Delaware, United States of America.

"Notes" means the USD 500,000,000 5.625% Guaranteed Notes due 2033.

"Offer Regulations" means:

(a)	Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)	Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse;

(d)	Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus; and

(e)	the Wft.

"Officer's Certificate" is defined in part 3 (Issue Documents) of this Annex.

"Power of Attorney" is defined in part 2 (Guarantor) of this Annex.

"Prospectus" is defined in part 3 (Issue Documents) of this Annex.

"Prospectus Regulation" means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

"Prospectus Supplement" is defined in part 3 (Issue Documents) of this Annex.

"Registration" means the registration by the Issuer of the Notes with the SEC under the Securities Act.

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"Registration Statement" is defined in part 3 (Issue Documents) of this Annex.

"Sanctions List" means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" is defined in part 2 (Guarantor) of this Annex.

"Trustee" means The Bank of New York Mellon Trust Company, N.A.

"Trust Convention" means the 1985 Convention on the Law applicable to Trusts and their Recognition.

"Underwriters" means ING Financial Markets LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters listed in Schedule A of the Underwriting Agreement.

"Underwriting Agreement" is defined in part 3 (Issue Documents) of this Annex.

"Wft" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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"2019 Power of Attorney" is defined in part 2 (Guarantor) of this Annex.

"2023 Trade Register Extract" is defined in part 2 (Guarantor) of this Annex.

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Part 2 – Guarantor

In this opinion:

"Guarantor" means LyondellBasell Industries N.V., with seat in Rotterdam, Trade Register number 24473890, and in relation to it:

(a)	"Board Regulations" means each of:

(i)	the management board regulations of its management board (bestuur) dated 18 November 2021 and retrieved from its website on 15 May 2023; and

(ii)	the charter of the Finance Committee of its management board (bestuur) dated 26 May 2022 and retrieved from its website on 15 May 2023.

(b)	"Company Certificate" means the company certificate from the chairman and corporate secretary of the Guarantor dated 19 May relating to the Corporate Resolutions;

(c)	"Corporate Resolutions" means:

(i)	the resolutions of its management board (bestuur), including a power of attorney granted by it to each of the Chief Executive Officer (Peter Vanacker), the Chief Financial Officer (Michale McMurray), the General Counsel (Jeff Kaplan), the Treasurer (Donny Chia) and the Secretary (Charity Kohl), adopted during a meeting on 23 February 2023, as reflected in the extract of the minutes of that meeting attached to the Company Certificate (the "2023 Corporate Resolutions"); and

(ii)	the resolutions of its management board (bestuur), including a power of attorney granted by it to each of the Chief Executive Officer (Bob Patel), the Chief Financial Officer (Thomas Aebischer), the Chief Legal Officer (Jeff Kaplan), the Treasuer (Larry Somma) and the Secretary (Charity Kohl), adopted during a meeting on 17 July 2019 (the "2019 Corporate Resolutions");

(d)	"Power of Attorney" means the power of attorney included in the resolutions of its management board referred to in the definition of "2023 Corporate Resolutions" at paragraph (c)(i) above;

(e)	"Trade Register Extracts" means each of the Trade Register extracts relating to it provided by the Chamber of Commerce and dated:

(i)	16 May 2023 (the "2023 Trade Register Extract"); and

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(ii)	11 July 2019; and

(f)	"2019 Power of Attorney" means the power of attorney included in the resolutions of its management board referred to in the definition of "2023 Corporate Resolutions" at paragraph (c)(ii) above.

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Part 3 – Issue Documents

In this opinion:

"Agreements" means the Indenture and the Underwriting Agreement.

"Base Prospectus" means the prospectus included in the Registration Statement.

"Base Indenture" means the indenture dated 10 October 2019 between the Issuer, the Guarantor and the Trustee.

"Current Report" means the Issuer's current report on Form 8-K dated 19 May 2023, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).

"Guarantee" means the guarantee of the Notes by the Guarantor.

"Guarantor CEO Confirmation" means the confirmatory statement from the stated Chief Executive Officer of the Guarantor via email on 12 May 2023 approving the terms of the Agreements.

"Indenture" means the Base Indenture as supplemented by the first supplemental indenture dated 17 May 2023, among the Issuer, the Guarantor, Computershare Limited as base trustee and the Trustee, as further modified in respect of the Notes by the Officer’s Certificate pursuant to Section 2.01 of the Base Indenture dated as of 19 May 2023.

"Officer's Certificate" means the Officer's Certificate in relation to the Indenture dated 19 May 2023.

"Prospectus" means the Base Prospectus as supplemented by the Prospectus Supplement.

"Prospectus Supplement" means the prospectus supplement dated 17 May 2023.

"Registration Statement" means the registration statement on Form S-3 dated 14 December 2021 in relation to the registration by the Guarantor and the Issuer of, inter alia, the Notes with the SEC under the Securities Act (including the Base Prospectus, but excluding any documents incorporated by reference in it and any exhibits to it), as amended and supplemented to the date hereof.

"Underwriting Agreement" means the underwriting agreement dated 17 May 2023 between the Issuer, the Guarantor and the Underwriters.

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